CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Income Fund:

We consent to the use of our report dated December 14, 2007, incorporated in this Registration Statement by reference, to the Putnam Income Fund and to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP
Boston, Massachusetts
February 22, 2008